SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 6, 2000
                                                  ---------------


                           Camco FINANCIAL CORPORATION
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)




           DELAWARE                     0-25196                 51-0110823
 ---------------------------    ---------------------    ----------------------
(State or other jurisdiction    (Commission File No.)    (IRS Employer I.D. No.)
        of incorporation)




                 814 Wheeling Avenue, Cambridge, Ohio 45725-0708
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:       (740) 435-2020
                                                    ----------------------

     This Amendment No. 1 to Form 8-K amends and supplements the Form 8-K dated January 6, 2000 filed with the Securities and Exchange Commission on January 21, 2000, relating to the acquisition by Camco Financial Corporation of Westwood Homestead Financial Corporation. This Amendment No. 1 contains the information referred to in Item 7 of the Form 8-K.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------
         (a)      Financial Statement of Business Acquired.

                  See Index to Financial Statements and Pro Forma Financial Information below.

         (b)      Pro Forma Financial Information.

                  See Index to Financial Statements and Pro Forma Financial Information below.

         (c)      Exhibits.

                  See Index to Exhibits.

                          INDEX TO FINANICAL STATEMENTS
                       AND PRO FORMA FINANCIAL INFORMATION

                                                                      Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      4


CONSOLIDATED FINANCIAL STATEMENTS

  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION                         5

  CONSOLIDATED STATEMENT OF EARNINGS                                    6

  CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME                        7

  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                        8

  CONSOLIDATED STATEMENT OF CASH FLOWS                                  9

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                           11


 PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION     30

 PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS                31

               Report of Independent Certified Public Accountants


Board of Directors
Westwood Homestead Financial Corporation

We have audited the accompanying consolidated statement of financial condition of Westwood Homestead Financial Corporation as of December 31, 1999, and the related consolidated statements of earnings, comprehensive income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westwood Homestead Financial Corporation as of December 31, 1999, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/GRANT THORNTON LLP


Cincinnati, Ohio
March 2, 2000

                    Westwood Homestead Financial Corporation

                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                December 31, 1999
                        (In thousands, except share data)


         ASSETS
Cash on hand and due from banks                                                        $    973
Interest-bearing deposits in other financial institutions                                 5,138
Federal funds sold                                                                        1,932
                                                                                        -------
         Cash and cash equivalents                                                        8,043

Mortgage-backed securities available for sale - at market                                 5,170
Loans receivable - net                                                                  141,859
Office premises and equipment - net                                                       2,094
Stock in Federal Home Loan Bank - at cost                                                 1,841
Accrued interest receivable                                                                 788
Prepaid expenses and other assets                                                           329
Prepaid federal income taxes                                                                 97
                                                                                        -------

         Total assets                                                                  $160,221
                                                                                        =======

         LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                               $100,536
Advances from the Federal Home Loan Bank                                                 35,239
Advances by borrowers for taxes and insurance                                               918
Accrued expenses and other liabilities                                                      194
Deferred federal income taxes                                                               267
                                                                                        -------
         Total liabilities                                                              137,154

Commitments                                                                                 -

Stockholders' equity
  Common stock - $.01 par value; 15,000,000 shares authorized;
    2,843,375 shares issued                                                                  28
  Additional paid-in capital                                                             18,768
  Retained earnings - substantially restricted                                           15,776
  Less 674,557 shares of treasury stock - at cost                                        (8,289)
  Accumulated comprehensive income - unrealized gains on securities
    designated as available for sale, net of related tax effects                              5
  Shares acquired by Employee Stock Ownership Plan                                       (2,198)
  Shares acquired by Management Recognition Plan                                         (1,023)
                                                                                        -------
         Total stockholders' equity                                                      23,067
                                                                                        -------

         Total liabilities and stockholders' equity                                    $160,221
                                                                                        =======





The accompanying notes are an integral part of these statements.

                    Westwood Homestead Financial Corporation

                       CONSOLIDATED STATEMENT OF EARNINGS

                                December 31, 1999
                        (In thousands, except share data)

Interest income
  Loans receivable                                                             $10,393
  Mortgage-backed securities                                                       237
  Interest-bearing deposits and other                                              284
                                                                                ------
         Total interest income                                                  10,914

Interest expense
  Deposits                                                                       4,607
  Borrowings                                                                     1,500
                                                                                ------
         Total interest expense                                                  6,107
                                                                                ------

         Net interest income                                                     4,807

Provision for losses on loans                                                      341
                                                                                ------

         Net interest income after provision for losses on loans                 4,466

Other income
  Services charges and other fees                                                  291
  Gain on sale of loans                                                             77
                                                                                ------
         Total other income                                                        368

General, administrative and other expense
  Employee compensation and benefits                                             1,857
  Occupancy and equipment                                                          404
  Franchise taxes                                                                  267
  Federal deposit insurance premiums                                                52
  Data processing                                                                  114
  Advertising                                                                       86
  Other operating                                                                  347
                                                                                ------
         Total general, administrative and other expense                         3,127
                                                                                ------

         Earnings before federal income taxes                                    1,707

Federal income taxes
  Current                                                                          528
  Deferred                                                                          36
                                                                                ------
         Total federal income taxes                                                564
                                                                                ------

         NET EARNINGS                                                          $ 1,143
                                                                                ======

         BASIC EARNINGS PER SHARE                                                 $.60
                                                                                   ===

         DILUTED EARNINGS PER SHARE                                               $.60
                                                                                   ===







The accompanying notes are an integral part of these statements.

                    Westwood Homestead Financial Corporation

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

                      For the year ended December 31, 1999
                                 (In thousands)

Net earnings                                                                    $1,143

Other comprehensive loss, net of tax benefits:
  Unrealized holding losses on securities designated as available
    for sale during the period, net of related tax effects of $4                    (7)
                                                                                 -----

Comprehensive income                                                            $1,136
                                                                                 =====

Accumulated other comprehensive income                                          $    5
                                                                                 =====
































The accompanying notes are an integral part of these statements.

                    Westwood Homestead Financial Corporation

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                      For the year ended December 31, 1999
                        (In thousands, except share data)


                                                                            Unrealized
                                                                               gain on
                                                      Additional             available    Shares      Shares                Total
                                               Common    paid-in  Retained    for sale  acquired    acquired  Treasury stockholders'
                                                stock    capital  earnings  securities   by ESOP      by MRP     stock     equity
Balance at December 31, 1998                     $ 28    $18,811   $15,515      $ 12    $(2,419)    $(1,323)  $(6,647)    $23,977

Net earnings                                       -         -       1,143        -         -           -         -         1,143
Other comprehensive loss                           -         -         -          (7)       -           -         -            (7)
Dividends on common stock of $.45 per share        -         -        (882)       -         -           -         -          (882)
Purchase of treasury shares - at cost              -         -         -          -         -           -      (1,642)     (1,642)
Management recognition plan award                  -         (27)      -          -         -            27       -           -
Amortization of Management Recognition Plan        -         -         -          -         -           273       -           273
Amortization of Employee Stock Ownership Plan      -         (16)      -          -         221         -         -           205
                                                  ---     ------    ------       ---     ------      ------    ------     -------

Balance at December 31, 1999                     $ 28    $18,768   $15,776      $  5    $(2,198)    $(1,023)  $(8,289)    $23,067
                                                  ===     ======    ======       ===     ======      ======    ======      ======
















The accompanying notes are an integral part of these statements.

                    Westwood Homestead Financial Corporation

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1999
                                 (In thousands)

Cash flows from operating activities:
  Net earnings for the year                                                                  $ 1,143
  Adjustments to reconcile net earnings to net cash
  provided by (used in) operating activities:
    Amortization of premiums and discounts on investment and
      mortgage-backed securities - net                                                            33
    Depreciation and amortization                                                                222
    Federal Home Loan Bank stock dividends                                                       (97)
    Employee Stock Ownership Plan amortization                                                   205
    Management Recognition Plan amortization                                                     273
    Amortization of deferred net loan fees                                                      (102)
    Provision losses on loans                                                                    341
    Gain on sale of loans                                                                        (63)
    Loans originated for sale                                                                 (4,887)
    Proceeds from sale of loans                                                                5,238
    Increase (decrease) in cash due to changes in:
      Accrued interest receivable                                                                (70)
      Prepaid expenses and other assets                                                         (151)
      Accrued expenses and other liabilities                                                      68
      Federal income taxes
        Current                                                                                   87
        Deferred                                                                                  36
                                                                                              ------
         Net cash provided by operating activities                                             2,276

Cash flows provided by (used in) investing activities:
  Purchase of mortgage-backed securities designated as available for sale                     (4,995)
  Principal repayments on mortgage-backed securities                                           1,309
  Net increase in loans receivable                                                           (23,406)
  Additions to office premises and equipment                                                    (139)
  Purchase of Federal Home Loan Bank stock                                                      (603)
                                                                                              ------
         Net cash used in investing activities                                               (27,834)
                                                                                              ------

         Net cash used in operating and investing activities
           (balance carried forward)                                                         (25,558)
                                                                                              ------

                    Westwood Homestead Financial Corporation

                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

                      For the year ended December 31, 1999
                                 (In thousands)


         Net cash used in operating and investing activities
           (balance brought forward)                                                                $(25,558)

Cash flows provided by (used in) financing activities:
  Net increase in deposits                                                                            13,200
  Proceeds from Federal Home Loan Bank advances                                                       17,801
  Repayments of Federal Home Loan Bank advances                                                          (14)
  Increase in advances by borrowers for taxes and insurance                                              128
  Purchase of treasury shares                                                                         (1,642)
  Dividends on common stock                                                                             (882)
                                                                                                     -------
         Net cash provided by financing activities                                                    28,591
                                                                                                     -------

Net increase in cash and cash equivalents                                                              3,033

Cash and cash equivalents at beginning of year                                                         5,010
                                                                                                     -------

Cash and cash equivalents at end of year                                                            $  8,043
                                                                                                     =======

Supplemental disclosure of cash flow information:
 Cash paid during the year for:
  Interest on deposits and borrowings                                                               $  6,111
                                                                                                     =======

  Income taxes                                                                                      $    579
                                                                                                     =======

Supplemental disclosure of noncash investing activities:
  Transfers from mortgage loans to real estate acquired through foreclosure                         $    101
                                                                                                     =======

  Issuance of mortgage loans upon sale of real estate through foreclosure                           $     82
                                                                                                     =======

  Unrealized gain on securities designated as available for sale, net of related tax effects        $      7
                                                                                                     =======

  Recognition of mortgage servicing rights in accordance with SFAS No. 125                          $     14
                                                                                                     =======












The accompanying notes are an integral part of these statements.

                    Westwood Homestead Financial Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The business activity of Westwood Homestead Financial Corporation (the "Corporation") has been limited primarily to holding the common shares of its wholly-owned subsidiary, Westwood Homestead Savings Bank (the "Bank"). The Bank conducts a general banking business in southwestern Ohio which consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and nonresidential purposes. The profitability of the Bank is significantly dependent on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) and the interest expense paid on interest-bearing liabilities (i.e., customer deposits and borrowed funds.). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Bank can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside management's control.

    The consolidated financial information presented herein has been prepared in accordance with generally accepted accounting principles ("GAAP") and general accounting practices within the financial services industry. In preparing financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

    The Bank is subject to competition from other financial institutions. The Bank's deposits are insured up to applicable limits by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation
    (FDIC). The Bank is an Ohio chartered savings bank and is subject to comprehensive regulation, examination and supervision by the FDIC and the State of Ohio Division of Financial Institutions.

    The following is a summary of the Corporation's significant accounting policies which have been consistently applied in the preparation of the accompanying consolidated financial statements.

    1.  Principles of Consolidation

    The  consolidated   financial   statements   include  the  accounts  of  the
    Corporation  and  the  Bank.  All  significant   intercompany  balances  and
    transactions have been eliminated.

    2.  Mortgage-Backed Securities

    The Corporation accounts for its investment in mortgage-backed securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments be categorized as held-to-maturity, trading, or available for sale. Securities classified as held-to-maturity are carried at cost only if the Corporation has the positive intent and ability to hold these securities to maturity. Trading securities and securities available for sale are carried at fair value with resulting unrealized gains or losses recorded to operations or stockholders' equity, respectively. Mortgage-backed securities are classified as held-to-maturity or available for sale

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    2.  Mortgage-Backed Securities (continued)


    upon acquisition. At December 31, 1999, the Corporation's stockholders' equity reflected net unrealized gains on securities designated as available for sale of $5,000. Realized gains and losses on sales of securities are recognized using the specific identification method.

    3.  Loans Receivable

    Loans held in portfolio are stated at the principal amount outstanding, adjusted for unamortized yield adjustments, including deferred loan origination fees and costs, capitalized mortgage servicing rights and the allowance for loan losses. The yield adjustments are amortized and accreted to operations using the interest method over the average life of the underlying loans.

    Interest is accrued as earned unless the collectibility of the loan is in doubt. Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status.

    Loans held for sale are carried at the lower of cost (less principal payments received) or fair value (market value), calculated on an aggregate basis. At December 31, 1999 the Bank had no loans identified as held for sale.

    The Bank accounts for mortgage servicing rights in accordance with SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and
    Extinguishments of Liabilities," which requires that the Corporation recognize as separate assets, rights to service mortgage loans for others, regardless of how those servicing rights are acquired. An institution that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells those loans with servicing rights retained must allocate some of the cost of the loans to the mortgage servicing rights.

    SFAS No. 125 requires that capitalized mortgage servicing rights and capitalized excess servicing receivables be assessed for impairment. Impairment is measured based on fair value. The mortgage servicing rights recorded by the Bank calculated in accordance with the provisions of SFAS No. 125, were segregated into pools for valuation purposes, using as pooling criteria the loan term and coupon rate. Once pooled, each grouping of loans was evaluated on a discounted earnings basis to determine the present value of future earnings that a purchaser could expect to realize from each portfolio. Earnings were projected from a variety of sources including loan servicing fees, interest earned on float, net interest earned on escrows, miscellaneous income, and costs to service the loans. The present value of future earnings is the "economic" value for the pool, i.e., the net realizable present value to an acquirer of the acquired servicing.

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    3.  Loans Receivable (continued)

    The Bank recorded amortization related to mortgage servicing rights totaling approximately $68,000 for the year ended December 31, 1999. At December 31, 1999, the carrying value and fair value of the Bank's mortgage servicing rights totaled approximately $191,000.

    At December 31, 1999, the Bank was servicing mortgage loans of approximately $20.0 million that have been sold to the Federal Home Loan Mortgage Corporation and other investors, of which approximately $6.4 million had been sold with recourse.

    4.  Loan Origination and Commitment Fees

    The Corporation accounts for loan origination fees and costs in accordance with SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." Pursuant to the provisions of SFAS No. 91, all loan origination fees received, net of certain direct origination costs, are deferred on a loan-by-loan basis and amortized to interest income using the interest method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits the definition of loan origination costs to the direct costs attributable to originating a loan, i.e., principally actual personnel costs.

    Fees received for loan commitments are deferred and amortized over the life of the related loan using the interest method.

    5.  Allowance for Loan Losses

    It is the Corporation's policy to provide valuation allowances for estimated losses on loans based upon past loss experience, current trends in the level of delinquent and problem loans, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current and anticipated economic conditions in the Corporation's primary market area. When the collection of a loan becomes doubtful, or otherwise troubled, the Corporation records a charge-off equal to the difference between the fair value of the property securing the loan and the loan's carrying value. Such provision is based on management's estimate of the fair value of the underlying collateral, taking into consideration the current and currently anticipated future operating or sales conditions. As a result, such estimates are particularly susceptible to changes that could result in a material adjustment to results of operations in the near term. Recovery of the carrying value of such loans is dependent to a great extent on economic, operating, and other conditions that may be beyond the Corporation's control.

    The Corporation accounts for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". SFAS No. 114 requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as an alternative, at the loan's observable market price or fair value of the collateral.

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    5.  Allowance for Loan Losses (continued)

    A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Corporation considers its investment in one- to four-family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the Corporation's investment in multi-family and nonresidential loans, and its evaluation of impairment thereon, such loans are generally collateral dependent and as a result are carried as a practical expedient at the lower of cost or fair value.

    It is the Corporation's policy to charge off unsecured credits that are more than ninety days delinquent. Similarly, collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time.

    At December 31, 1999, the Corporation had no loans that would be defined as impaired under SFAS No. 114.

    6.  Real Estate Acquired Through Foreclosure

    Real estate acquired through foreclosure is carried at the lower of the loan's unpaid principal balance (cost) or fair value less estimated selling expenses at the date of acquisition. Real estate loss provisions are recorded if the properties' fair value subsequently declines below the amount determined at the recording date. In determining the lower of cost or fair value at acquisition, costs relating to development and improvement of property are capitalized. Costs relating to holding real estate acquired through foreclosure, net of rental income, are charged against earnings as incurred.

    7.  Office Premises and Equipment

    Office premises and equipment are carried at cost and include expenditures which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided on the straight-line and accelerated methods over the useful lives of the assets, estimated to be ten to fifty years for buildings and improvements and three to twenty-five years for furniture, fixtures and equipment. An accelerated depreciation method is used for tax reporting purposes.

    8.  Federal Income Taxes

    The Corporation accounts for federal income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires that a deferred tax liability or deferred tax asset be computed by applying the current statutory tax rates to net taxable or deductible temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    8.  Federal Income Taxes (continued)

    are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years' earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management's estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

    Deferral of income taxes results primarily from different methods of accounting for deferred loan origination fees and costs, Federal Home Loan Bank stock dividends, mortgage servicing rights, the general loan loss allowance, and certain components of retirement and stock benefit plan expense. A temporary difference is also recognized for depreciation expense computed using accelerated methods for federal income tax purposes.

    9.  Earnings Per Share

    Basic earnings per share is calculated based on 1,913,857 weighted-average common shares outstanding for the year ended December 31, 1999.

    Diluted earnings per share is computed taking into consideration common shares outstanding and dilutive potential common shares to be issued under the Corporation's stock option plan. Options to purchase 278,023 common shares with a weighted-average exercise price of $13.33 were outstanding at December 31, 1999, but excluded from the computation of common share equivalents because their exercise prices were greater than the average market price of the common shares.

    10.  Fair Value of Financial Instruments

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the consolidated statement of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    10.  Fair Value of Financial Instruments (continued)

    The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

          Cash and Cash Equivalents: The carrying amount reported in the consolidated statement of financial condition for cash and cash equivalents is deemed to approximate fair value.

          Mortgage-backed Securities: Fair values for mortgage-backed securities are based on quoted market prices and dealer quotes.

          Loans receivable: The loan portfolio has been segregated into categories with similar characteristics, such as one- to four-family residential real estate, multi-family residential real estate, installment and other. These loan categories were further delineated into fixed-rate and adjustable-rate loans. The fair values for the resultant loan categories were computed via discounted cash flow analysis, using current interest rates offered for loans with similar terms to borrowers of similar credit quality.

          Federal Home Loan Bank stock: The carrying amount presented in the consolidated statement of financial condition is deemed to approximate fair value.

          Deposits: The fair values of deposits with no stated maturity, such as money market demand deposits, savings and NOW accounts, are deemed equal to the amount payable on demand as of December 31, 1999. The fair value of fixed-rate certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

          Advances from the Federal Home Loan Bank: The fair value of these advances is estimated using the rates currently offered for similar advances of similar remaining maturities or, when available, quoted market prices.

          Advances by Borrowers for Taxes and Insurance: The carrying amount of advances by borrowers for taxes and insurance is deemed to approximate fair value.

          Commitments to extend credit: For fixed-rate and adjustable-rate loan commitments, the fair value estimate considers the difference between current levels of interest rates and committed rates. At December 31, 1999, the difference between the fair value and notional amount of loan commitments was not material.

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    10.  Fair Value of Financial Instruments (continued)

    Based on the foregoing methods and assumptions, the carrying value and fair value of the Corporation's financial instruments are as follows:

                                                                   December 31,
                                                                       1999
                                                           Carrying              Fair
                                                              value             value
                                                                 (In thousands)
    Financial assets
      Cash and cash equivalents                            $  8,043          $  8,043
      Mortgage-backed securities                              5,170             5,170
      Loans receivable                                      141,859           140,293
      Federal Home Loan Bank stock                            1,841             1,841
                                                            -------           -------

                                                           $156,913          $155,347
                                                            =======           =======

    Financial liabilities
      Deposits                                             $100,536          $100,774
      Advances from the Federal Home Loan Bank               35,239            34,641
      Advances by borrowers for taxes and insurance             918               918
                                                            -------           -------
                                                           $136,693          $136,333
                                                            =======           =======

    11.  Cash and Cash Equivalents

    Cash  and  cash  equivalents   consist  of  cash  and  due  from  banks  and
    interest-bearing deposits in other financial institutions with original maturities of three months or less.

    12.  Advertising

    Advertising costs are expensed when incurred.

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE B - MORTGAGE-BACKED SECURITIES

    The amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair values of mortgage-backed securities at December 31, 1999 is as follows:


                                                                  Gross          Gross      Estimated
                                              Amortized      unrealized     unrealized           fair
                                                   cost           gains         losses          value
                                                                  (In thousands)
    Available for sale:
      GNMA                                       $  184             $ 9            $ -         $  193
      FHLMC                                       3,048               9              2          3,055
      FNMA                                        1,930               1              9          1,922
                                                  -----              --             --          -----
         Total mortgage-backed securities
           available for sale                    $5,162             $19            $11         $5,170
                                                  =====              ==             ==          =====


    The amortized cost and estimated fair value of mortgage-backed securities at December 31, 1999 by contractual term to maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.


                                                                                  Estimated
                                                                  Amortized            fair
                                                                       cost           value
                                                                        (In thousands)
    Due within five years                                            $   71          $   71
    Due after five years through ten years                              106             114
    Due after ten years                                               4,985           4,985
                                                                      -----           -----
         Total mortgage-backed securities                            $5,162          $5,170
                                                                      =====           =====

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE C - LOANS RECEIVABLE

    Loans receivable at December 31, 1999 consist of the following:

                                                           (In thousands)
    Conventional real estate loans:
      Existing residential properties                            $112,605
      Nonresidential real estate                                   24,637
      Construction                                                  5,010
    Consumer and other loans                                        1,223
                                                                  -------
         Total                                                    143,475
    Less:
      Undisbursed portion of loans in process                         687
      Unamortized yield adjustments                                   288
      Allowance for loan losses                                       641
                                                                  -------

         Loans receivable - net                                  $141,859
                                                                  =======

    As depicted above, the Corporation's lending efforts have historically focused on loans secured by existing residential properties, which comprise approximately $112.6 million, or 79% of the total loan portfolio at December 31, 1999. Generally, such loans have been underwritten on the basis of no more than an 80% loan-to-value ratio, which has historically provided the Corporation with adequate collateral coverage in the event of default. Nevertheless, the Corporation, as with any lending institution, is subject to the risk that residential real estate values could deteriorate in its primary lending area of southwestern Ohio, thereby impairing collateral values. However, management is of the belief that residential real estate values in the Corporation's primary lending area are presently stable.


NOTE D - ALLOWANCE FOR LOAN LOSSES

    Activity in the allowance for loan losses is summarized as follows for the year ended December 31, 1999:

                                                             (In thousands)

    Balance at beginning of year                                      $294
    Provision for losses                                               341
    Net recoveries                                                       6
                                                                       ---

    Balance at end of year                                            $641
                                                                       ===

    At December 31, 1999, the Bank's allowance for loan losses was solely general in nature, which is includible as a component of regulatory total capital.

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE D - ALLOWANCE FOR LOAN LOSSES (continued)

    Nonaccrual and nonperforming loans totaled approximately $100,000 at December 31, 1999. Interest income that would have been recognized had such nonaccrual loans performed pursuant to contractual terms totaled approximately $1,000 for the year ended December 31, 1999.


NOTE E - OFFICE PREMISES AND EQUIPMENT

    Office premises and equipment at December 31, 1999, is summarized as follows:


                                                           (In thousands)

    Land                                                          $   202
    Buildings and improvements                                      1,829
    Furniture, fixtures and equipment                               1,215
                                                                    -----
                                                                    3,246
    Less accumulated depreciation and amortization                  1,152
                                                                    -----

                                                                   $2,094
                                                                    =====


NOTE F - DEPOSITS

    Deposit balances by type and weighted-average interest rate at December 31, 1999 are summarized as follows:

                                                                       Amount               Rate
                                                                        (Dollars in thousands)
    NOW accounts                                                    $ 11,448               2.93%
    Money market demand accounts                                       8,470               3.64
    Passbook and statement savings accounts                            3,954               1.98
                                                                     -------               ----
         Total withdrawable accounts                                  23,872               3.02
    Certificates of deposit:
      Three months to one year                                         5,971               5.14
      One to two years                                                30,851               5.30
      Two to five years                                               24,048               5.78
      Five or more                                                    15,794               6.47
                                                                     -------               ----
         Total certificate accounts                                   76,664               5.68
                                                                     -------

    Total deposits                                                  $100,536               5.05%
                                                                     =======               ====

                    Westwood Homestead Financial Corporation

                                December 31, 1999

NOTE F - DEPOSITS (continued)

    Interest expense on deposits is summarized as follows for the year ended December 31:

                                                                     1999
                                                           (In thousands)

    Certificate of deposit accounts                                $3,935
    NOW accounts                                                      287
    Money market demand accounts                                      312
    Passbook and statement savings accounts                            73
                                                                    -----
                                                                   $4,607

    The contractual maturities of outstanding certificates of deposit are summarized as follows at December 31, 1999:

    Maturing year ending December 31:                       (In thousands)

              2000                                                $44,664
              2001                                                 17,832
              2002                                                  6,776
              After 2002                                            7,392
                                                                   ------

    Total certificate of deposit accounts                         $76,664
                                                                   ======

NOTE G - ADVANCES FROM THE FEDERAL HOME LOAN BANK

    Advances from the Federal Home Loan Bank, collateralized at December 31, 1999 by pledges of certain residential mortgage loans totaling $52.9 million and the Bank's investment in Federal Home Loan Bank stock are summarized as follows:

                                  Maturing year
    Interest rate              ending December 31,
                                                                (In thousands)

    5.18% - 6.40%                     2000                          $12,650
    5.20% - 6.60%                     2001                            5,800
    5.59% - 6.64%                     2002                           10,300
    5.95% - 8.20%               Thereafter                            6,489
                                                                    -------

                                                                    $35,239
                                                                     ======

                               Weighted average rate                   6.01%
                                                                       ====

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE H - FEDERAL INCOME TAXES

    A reconciliation of the effective tax rate for the year ended December 31, 1999 and the federal statutory rate, computed by applying the statutory federal corporate tax rate to earnings before taxes, is summarized as follows:


                                                              (In thousands)
    Federal income taxes computed at the
      expected statutory rate                                       $580
    Decrease in taxes resulting from:
      Other                                                          (16)
                                                                     ---
    Tax provision per consolidated financial
      statements                                                    $564
                                                                     ===

    The components of the Corporation's net deferred tax liability at December 31, 1999 is as follows:

    Taxes (payable) refundable on temporary
    differences at statutory rate:
                                                             (In thousands)
    Deferred tax liabilities:
      Deferred loan origination costs                           $(416)
      FHLB stock dividends                                       (220)
      Book versus tax depreciation                                 (3)
      Mortgage servicing rights                                   (65)
      Unrealized gain on securities designated
        as available for sale                                      (3)
                                                                 ----
         Total deferred tax liabilities                          (707)

    Deferred tax assets:
      General loan loss allowance                                 218
      Benefit plan accruals                                       164
      Other assets                                                 58
                                                                 ----
         Total deferred tax assets                                440
                                                                 ----

         Net deferred tax liability                             $(267)
                                                                 ====

    The Bank was allowed a special bad debt deduction, generally limited to 8% of otherwise taxable income, and subject to certain limitations based on aggregate loans and deposit account balances at the end of the year. If the amounts which previously qualified as bad debt deductions for federal income tax purposes are later used for purposes other than to absorb loan losses, including distributions in liquidation, they will be subject to federal income taxes at the then current corporate income tax rate. Tax bad debt deductions that arose prior to 1988 will require recognition of deferred tax liabilities only if it becomes apparent that those temporary differences will reverse in the foreseeable future. Retained earnings at December 31, 1999 includes approximately $2.4 million of tax bad debt reserves for which no deferred federal income tax liability has been recognized.

                    Westwood Homestead Financial Corporation

                                December 31, 1999

NOTE I - COMMITMENTS

    The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers, including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statement of financial condition. The contract or notional amounts of the commitments reflect the extent of the Bank's involvement in such financial instruments.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.

    At December 31, 1999, the Bank had outstanding commitments to originate or purchase fixed rate loans of approximately $2.1 million and adjustable rate loans of approximately $800,000. Additionally, the Bank had unused lines of credit under home equity and other loans of $6.5 million at December 31, 1999. Management believes that all loan commitments are able to be funded through cash flow from operations and existing excess liquidity. Fees received in connection with these commitments have not been recognized in earnings.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral on loans may vary but the preponderance of loans granted generally include a mortgage interest in real estate as security.


NOTE J - REGULATORY CAPITAL

    The Bank is subject to the regulatory capital requirements of the Federal Deposit Insurance Corporation (the "FDIC"). Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    During the calendar year, the Bank was notified from its regulators that the Bank was categorized as "well-capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well-capitalized" the Bank must maintain minimum capital ratios as set forth in the table that follows.

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE J - REGULATORY CAPITAL (continued)

    The FDIC has adopted risk-based capital ratio guidelines to which the Bank is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. Risk-based capital ratios are determined by allocating assets and specified off-balance sheet commitments to four risk-weighting categories, with higher levels of capital being required for the categories perceived as representing greater risk.

    These guidelines divide the capital into two tiers. The first tier ("Tier 1") includes common equity, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets (except mortgage servicing rights and purchased credit card relationships, subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan losses, subject to certain limitations, less required deductions. Banks are required to maintain a total risk-based capital ratio of 8%, of which 4% must be Tier 1 capital. The FDIC may, however, set higher capital requirements when particular circumstances warrant. Banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

    In addition, the FDIC established guidelines prescribing a minimum Tier 1 leverage ratio (Tier 1 capital to adjusted total assets as specified in the guidelines). These guidelines provide for a minimum Tier 1 leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest regulatory rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier 1 leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points.

    As of December 31, 1999, management believes that the Bank met all capital adequacy requirements to which the Bank was subject.

                                                             As of December 31, 1999
                                                                                                 To be "well-
                                                                                              capitalized" under
                                                                     For capital               prompt corrective
                                             Actual                adequacy purposes          action provisions
                                         Amount    Ratio           Amount    Ratio             Amount     Ratio
                                                                   (Dollars in thousands)
    Total capital
      (to risk-weighted assets)         $18,567     20.1%        =>$7,569    =>8.0%          =>$9,419     =>10.0%

    Tier I capital
      (to risk-weighted assets)         $17,926     19.4%        =>$3,700    =>4.0%          =>$5,551     => 6.0%

    Tier I leverage                     $17,926     11.6%        =>$6,202    =>4.0%          =>$7,752     => 5.0%


                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE J - REGULATORY CAPITAL (continued)

    The Corporation's management believes that, under the current regulatory capital regulations, the Bank will continue to meet the minimum capital requirements in the foreseeable future. However, events beyond the control of the Corporation, such as increased interest rates or a downturn in the economy in the Bank's market area, could adversely affect future earnings and, consequently, the ability to meet future minimum regulatory capital requirements.


NOTE K - BENEFIT PLANS

    The Bank has a Directors' Retirement Plan (the "Plan"), a program designed to provide retirement benefits to members of the Board of Directors after their retirement from active service on the board. Any director who has met certain age and length of service requirements may elect to participate in the amended Plan. The Corporation makes quarterly contributions to eligible directors' accounts in an amount equal to the board member's most recent twelve months base director's fees for a specified number of years based on length of service, not to exceed ten years. Expense of the Plan was $50,000 for 1999. The Plan had net assets held in a trust of approximately $395,000 at December 31, 1999.

    The Corporation has an Employee Stock Ownership Plan ("ESOP"), which provides retirement benefits to substantially all employees who have completed at least one year of service and have attained the age of 21. The Corporation accounts for the ESOP in accordance with Statement of Position ("SOP") 93-6, "Employers' Accounting for Employee Stock Ownership Plans." SOP 93-6 requires the measure of compensation expense recorded by employers to equal the fair value of ESOP shares allocated to participants the year. Expense recognized related to the ESOP totaled approximately $220,000 for the year ended December 31, 1999.

    Additionally, the Corporation has a Management Recognition Plan ("MRP"). The Bank funded the MRP through the purchase of 113,735 shares of the Corporation's common stock in the open market. The Corporation awarded 81,115 shares to members of management and the Board of Directors. The MRP provides for one-fifth of the shares to vest at the award date and the remainder to vest ratably at the anniversary date over a four-year period. The Corporation recorded expense related to the MRP totaling $273,000 for the year ended December 31, 1999.

    The Corporation maintains a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all full-time employees after one month of continuous employment. The Corporation did not make any contributions to the plan for the year ended December 31, 1999.

NOTE L - STOCK OPTION PLAN

    Stockholders of the Corporation approved a stock option plan pursuant to which the Corporation may grant stock options to directors and key employees of the Corporation and its affiliates, including the Bank. The purpose of the option plan is to advance the interests of the Corporation by providing directors and key employees of the Corporation with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Corporation seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Corporation

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE L - STOCK OPTION PLAN (continued)

     to promote the success of the business of the Corporation. The option plan authorizes grants of options to purchase up to 10% of authorized but unissued shares of common stock. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. All stock options have a 10-year term and vest and become fully exercisable after 4 years from the date of grant. At December 31, 1999, there were 278,023 options outstanding under the option plan.

     The Corporation accounts for its stock option plan in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," which contains a fair-value based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, SFAS No. 123 permits entities to continue to account for stock options and similar equity instruments under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net earnings and earnings per share, as if the fair-value based method of accounting defined in SFAS No. 123 had been applied.

     The Corporation utilizes APB Opinion No. 25 and related Interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized for the plan.

     The disclosures required by SFAS No. 123 are not applicable to the year ended December 31, 1999, as the Corporation did not grant options during 1999.

     A summary of the status of the Corporation's stock option plan as of December 31, 1999 and changes during the year ended December 31, 1999 is as follows:


                                                                  Weighted-
                                                                    average
                                                                   exercise
                                                         Shares       price

    Outstanding at beginning of year                    279,192       $13.37
    Granted                                                 -            -
    Exercised                                               -            -
    Forfeited                                            (1,169)       12.09
                                                        -------        -----

    Outstanding at end of year                          278,023       $13.33
                                                        =======        =====

    Options exercisable at year-end                     146,083       $13.77
                                                        =======        =====
    Weighted-average fair value of
      options granted during the year                                   N/A
                                                                        ===

                    Westwood Homestead Financial Corporation

                                December 31, 1999

NOTE L - STOCK OPTION PLAN (continued)

    The following information applies to options outstanding at December 31, 1999:

    Number outstanding                                                  278,023
    Range of exercise prices                                      $10.00-$14.01
    Weighted-average exercise price                                      $13.33
    Weighted-average remaining contractual life                      7.85 years




NOTE M - WESTWOOD HOMESTEAD FINANCIAL CORPORATION CONDENSED
           FINANCIAL INFORMATION

     The following condensed financial statements summarize the financial position of the Corporation as of December 31, 1999 and the results of its operations and its cash flows for the year ended December 31, 1999:

                    Westwood Homestead Financial Corporation

                        STATEMENT OF FINANCIAL CONDITION

                                December 31, 1999
                                 (In thousands)


    ASSETS
    Interest-bearing deposits in other financial institutions           $ 5,075
    Investment in Westwood Homestead Savings Bank                        17,950
    Accrued interest                                                          2
    Prepaid federal income taxes                                             40
                                                                         ------

             Total assets                                               $23,067
                                                                         ======

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Stockholders' equity
      Common stock                                                           28
      Additional paid-in capital                                         18,768
      Retained earnings - substantially restricted                       15,776
      Unrealized gains on securities designated as
        available for sale, net of related tax effects                        5
      Shares acquired by Employee Stock Ownership Plan                   (2,198)
      Shares acquired by Management recognition plan                     (1,023)
      Treasury stock - at cost                                           (8,289)
                                                                         ------
             Total stockholders' equity                                  23,067
                                                                         ------

             Total liabilities and stockholders' equity                 $23,067
                                                                         ======

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE M - WESTWOOD HOMESTEAD FINANCIAL CORPORATION CONDENSED
            FINANCIAL INFORMATION (continued)

                    Westwood Homestead Financial Corporation

                              STATEMENT OF EARNINGS
                          Year ended December 31, 1999
                                 (In thousands)

    Revenue:
      Interest and other income                                      $   41
      Equity in undistributed net earnings
        of subsidiary                                                 1,117
                                                                      -----
             Total revenue                                            1,158
    General, administrative and other expense                             2
                                                                      -----
    Earnings before federal income taxes                              1,156
    Federal income taxes                                                 13
                                                                      -----

    Net earnings                                                     $1,143
                                                                      =====


                    Westwood Homestead Financial Corporation

                             STATEMENT OF CASH FLOWS
                          Year ended December 31, 1999
                                 (In thousands)

    Cash flows from operating activities:
      Net earnings for the year                                      $1,143
      Adjustments to reconcile net earnings to net cash
      flows provided by operating activities:
        Excess distributions from subsidiary                          6,083
                                                                      -----
             Net cash provided by operating activities                7,226

    Cash flows used in financing activities:
      Dividends paid                                                   (882)
      Purchase of treasury shares                                    (1,642)
                                                                      -----
             Net cash used in financing activities                   (2,524)
                                                                      -----

    Net increase in cash and cash equivalents                         4,702

    Cash and cash equivalents at beginning of year                      373
                                                                      -----

    Cash and cash equivalents at end of year                         $5,075
                                                                      =====

                    Westwood Homestead Financial Corporation

                                December 31, 1999


NOTE N - BUSINESS COMBINATION

    During 1999, the Corporation agreed to be acquired by Camco Financial Corporation ("Camco") utilizing the purchase method of accounting. The Corporation was dissolved upon consummation in January 2000 and Westwood Homestead Savings Bank continued operations as a wholly-owned subsidiary of Camco. Camco paid $11.1 million in cash and issued 1,304,875 of its common shares in connection with the acquisition, resulting in recognition of goodwill totaling approximately $212,000.

                           Camco Financial Corporation

        PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                December 31, 1999


                                                                              Westwood          Pro-forma
                                                               Camco         Homestead        adjustments                Combined
Cash and cash equivalents                                   $ 16,954          $  8,043           $(11,105)(1)           $  13,892

Investment and mortgage-backed securities                     29,556             5,170                 -                   34,726

Loans receivable                                             726,225           141,859             (1,566)(2)             866,518

Other assets                                                  40,747             5,149                212                  46,108
                                                             -------           -------            -------                 -------

         Total assets                                       $813,482          $160,221           $(12,459)               $961,244
                                                             =======           =======            =======                 =======


Deposits                                                    $461,787          $100,536           $   (238)(2)            $562,561

Advances from the Federal Home Loan Bank                     279,125            35,239                598 (2)             313,766

Other liabilities                                              9,961             1,379                (35)(2)              11,375
                                                             -------           -------            -------                 -------

         Total liabilities                                   750,873           137,154                325                 887,702

Stockholders' equity                                          62,609            23,067             23,067                  73,542
                                                                                                  (10,933)(1)
                                                             -------           -------            -------                 -------

         Total liabilities and stockholders' equity         $813,482          $160,221           $ 12,459                $961,244
                                                             =======           =======            =======                 =======


(1)  Cash and stock consideration paid.
(2)  Purchase price adjustments.

                           Camco Financial Corporation

             PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                                December 31, 1999


                                                                       Westwood          Pro-forma
                                                        Camco         Homestead        adjustments                Combined
Total interest income                                 $51,093           $10,914               $520(1)              $62,527

Total interest expense                                 29,907             6,170                 -                   36,014
                                                       ------            ------                 --                  ------

         Net interest income                           21,186             4,807                520                  26,513

Provision for losses on loans                             247               341                 -                      588
Other income                                            5,190               368                 -                    5,558
General, administrative and other expense              17,113             3,127                 11(2)               20,251
                                                       ------            ------                ---                  ------


         Earnings before income taxes                   9,016             1,707                509                  11,232

Federal income taxes                                    3,076               564                178                   3,818
                                                       ------            ------                ---                  ------

         Net earnings                                 $ 5,940           $ 1,143               $331                 $ 7,414
                                                       ======            ======                ===                  ======

         Basic earnings per share                                                                                   $1.06
                                                                                                                     ====

         Diluted earnings per share                                                                                 $1.04
                                                                                                                     ====


(1)  Net accretion of purchase price adjustments on interest-earning assets.

(2) Amortization of goodwill totaling $212,000 using the straight-line method over a twenty year period.

                                INDEX TO EXHIBITS


Exhibit Number                       Description

23.3                                 Consent of Grant Thornton LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CAMCO FINANCIAL CORPORATION



                                         By:   /s/ Larry A. Caldwell
                                               Larry A. Caldwell, President


Date:  March 20, 2000